Exhibit 99.1

Blue Star Foods Announces Appointment of Three New Directors

Miami, Florida, March 31st, 2021 — Blue Star Foods Corp. (OTC:BSFC) (“Blue Star” or the “Company”), a sustainable seafood company, announced today that three new directors were appointed to its board of directors, effective as of April 12th, 2021.

The new board members include Mr. Jeffrey Guzy, Mr. Tim McLellan and Mr. Trond Ringstad, who will be joining existing board members, Mr. Nubar Herian, and Chairman & CEO, Mr. John Keeler.

“We believe these three individuals will significantly strengthen our board with their decades of relevant experience. Certain of the members, like Jeff Guzy, will add publicly traded company experience, while Tim McLellan and Trond Ringstad have vast seafood industry expertise, including in supply-chain logistics, category management and merchandising,” said John Keeler, CEO of Blue Star. “They will provide valuable strategic guidance as we continue to pursue new acquisition opportunities in both the established seafood industry and as we enter the emerging Recirculatory Aquaculture Systems (RAS) space.”

Mr. Keeler continued, “Importantly, their appointment as directors help us meet several key initial requirements for listing on a senior national exchange, including having five directors on the board, of which the majority are independent, and several of whom also meet certain sub-committee qualifications.”

The brief corporate biographies of Blue Star’s new directors are:

Jeffrey Guzy | Mr. Guzy has more than 20 years of public company board experience, including currently serving as an independent director and chairman of the audit committee for Leatt Corp. (OTC:LEAT), Capstone Companies, Inc. (OTC:CAPC) and Purebase Corporation (OTC:PUBC). He previously served in executive operating roles at multiple technology and telecommunications companies, including IBM Corporation, Sprint International, Bell Atlantic Video Services and Loral CyberStar.

Tim McLellan | Mr. McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia including as the President of Empress International, a division of Thai Union Group (SET:TU) and in a Senior Manager position with the seafood division of ConAgra Foods (NYSE:CAG).

Trond Ringstad | Mr. Ringstad has more than 20 years of operating experience and has served as a seafood executive in both the U.S. and Europe including as President of Pacific Supreme Seafoods, a global importing and wholesaling seafoods company, which he sold to a publicly traded company. He also served as Vice President of Sales and Marketing for Royal Supreme Foods, a Norwegian / Chinese seafood importer and sales company.

About Blue Star Foods Corp.

Blue Star is a sustainable seafood company that processes, packages, and sells refrigerated pasteurized Blue Crab meat, and other premium seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. Its products are currently sold in the United States, Mexico, Canada, the Caribbean, the United Kingdom, France, the Middle East, Singapore, and Hong Kong. The Company’s headquarters are in Miami, Florida (United States), and its corporate website is: http://www.bluestarfoods.com.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements”. Those statements include statements regarding the intent, belief, or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at http://www.bluestarfoods.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts

Brett Maas, Managing Partner, Hayden IR

(646) 536-7331, bsfc@haydenir.com

Constantino Gutierrez | Newbridge Securities Corporation

(480) 207-1824 | cgutierrez@newbridgesecurities.com